Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Harbor Global Company Ltd. (the “Company”) on Form 10-Q for the fiscal quarter ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald H. Hunter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 2, 2005

/s/ DONALD H. HUNTER
Donald H. Hunter Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability under that section. This certification shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference.